                                                                    Exhibit 99.1

DEL
GLobal
Technologies
Corp.

                              FOR IMMEDIATE RELEASE

   DEL GLOBAL TECHNOLOGIES REPORTS FISCAL 2007 THIRD QUARTER FINANCIAL RESULTS

               COMPANY TO CONDUCT CONFERENCE CALL ON JUNE 8, 2007

Q3 FY 2007 HIGHLIGHTS
  o   Net sales rose 30.4% to $27.1 Million
  o   Operating income up 138.0% to $2.0 million
  o   Net income of $1.1 million, or $0.06 per diluted share
  o   Consolidated backlog at April 28, 2007 increased to $39.8 million

FRANKLIN PARK, IL - JUNE 6, 2007 -- DEL GLOBAL TECHNOLOGIES CORP. (OTCBB:  DGTC)
("Del Global" or "the Company") today announced financial results for its fiscal
2007 third quarter ended April 28, 2007.

Consolidated  net sales for the third quarter of fiscal 2007 increased  30.4% to
$27.1  million  from $20.8  million in the third  quarter  of fiscal  2006,  due primarily to higher sales at the Medical Systems Group. Net sales at the Medical
Systems Group rose 31.4% to $23.2  million from $17.6 million in the  comparable prior year period.  Sales were  favorably  impacted by  increased  international sales,  stronger than expected  dental  systems  sales,  and increased  sales of higher-priced digital products. Sales at the Power Conversion Group ("RFI") rose
24.5% to $3.9 million from $3.2 million in the prior year period.

Consolidated gross margin improved to 22.2% of sales during the third quarter of fiscal  2007  from  21.6% of sales in the third  quarter  of  fiscal  2006,  due primarily  to the impact of higher  sales  volume.  Gross  margin at the Medical
Systems  Group  during the third  quarter of fiscal 2007  improved to 19.6% from
19.0% in the prior year's third  quarter,  due primarily to higher sales volume, partially  offset by lower margins  associated  with increased  sales of digital products.  While digital products generally have a higher selling price than the non-digital  product offerings,  they also have a higher cost of sales resulting in lower gross margin percentages.  Gross margin at RFI improved to 37.7% in the fiscal 2007 third quarter from 36.6% in the fiscal 2006 third quarter.

Selling,  general and  administrative  expenses  ("SG&A") for the third  quarter declined to 12.8% of net sales from 15.9% of net sales in the prior year's third quarter,  as higher net sales  offset a modest  increase in expenses on a dollar basis.  Higher research and  development  expense in the third quarter of fiscal
2007 reflected  investments  associated  with  developing  new digital  medical, chiropractic, veterinary and dental equipment. Total operating expenses declined to 14.8% of net sales from 17.6% of net sales in the same period one year ago.

Operating  income for the fiscal  2007 third  quarter was $2.0  million,  a $1.2 million increase from the comparable prior year period. Operating income at the Medical  Systems  Group rose 137.1% to $1.3 million from $0.5 million in the third quarter of fiscal 2006. RFI generated  operating income of $0.9 million as compared  to $0.7  million  in the same  period  one year ago,  and  unallocated corporate expenses of $0.2 million in the third quarter of fiscal 2007 decreased by $0.2 million from the same period a year ago.

Net  interest  expense  for the third  quarter of fiscal  2007  declined by $0.1 million due to lower borrowing  balances  compared to the prior year period,  as well as income earned on the net proceeds generated by the previously  announced
Rights  Offering,  which  was  completed  on March 12,  2007.  Del  Global  sold approximately  12.0 million shares of its common stock at $1.05 per share in the
Rights Offering, generating total net proceeds of $12.4 million.

Del Global Technologies Corp.                                             Page 2
June 6, 2007

The Company has not provided for a U.S.  income tax benefit in the third quarter of fiscal 2007. With the exception of tax provisions and adjustments recorded at
Villa, Del Global's Italian  subsidiary,  the Company recorded no adjustments to its current or net  deferred  tax  accounts  during the current and prior year's third quarter.

Del  Global  reported  net income in the third  quarter  of fiscal  2007 of $1.1 million,  or $0.06 per diluted  share on  approximately  17.6  million  weighted average common shares outstanding ("shares  outstanding"),  as compared to a net loss of $0.1 million,  or $0.01 per diluted share on approximately  11.6 million shares  outstanding,  in the third quarter of fiscal 2006.  The higher number of outstanding  shares in the fiscal 2007 third  quarter was due  primarily  to the impact of shares issued in the Rights Offering.

BACKLOG

Consolidated  backlog at April 28, 2007 rose 77.7% to $39.8  million  from $22.4 million at July 29,  2006.  Backlog at the Medical  Systems  Group rose by $18.5 million  from July 29, 2006 levels,  reflecting  strong  international  bookings during the  nine-month  period ended April 28, 2007.  RFI's backlog  declined by
$1.1  million  from the  beginning  of the fiscal  year,  due to the shipping of orders affected by procurement delays in the first and second quarters of fiscal
2007.  Substantially  all of the backlog  should result in shipments  within the next 12 months.

FINANCIAL CONDITION

Del Global's balance sheet at April 28, 2007 reflected  working capital of $22.7 million, which included $6.1 million of cash and cash equivalents, shareholders'
equity of $27.8  million,  and a net book value of $1.15 per share.  As of April
28,  2007,  Del  Global  had  approximately  $5.0  million  of excess  borrowing availability  under its  domestic  revolving  credit  facility  compared to $1.0 million at July 29, 2006. As of April 28, 2007,  Del Global's  Villa  subsidiary had an aggregate of approximately $10.8 million of excess borrowing availability under its various  short-term  credit  facilities.  Terms of the Italian  credit facilities do not permit the use of borrowing  availability to directly  finance operating activities at Del Global's U.S. subsidiaries.

On June 1, 2007, the Company entered into an Amended and Restated Loan Agreement with its domestic bank,  North Fork Business Capital  Corporation.  The terms of the  Original  Loan  Agreement  were  amended to provide  for an increase in the revolving  credit  facility from $6 million to $7.5 million and to provide for a line of $1.5 million to be utilized for the purchase of new equipment, resulting in a total credit facility of $9 million,  plus various changes to financial and other covenants.

COMMENTS

James A. Risher,  Del Global's  President and Chief Executive Officer commented,
"We  are  very  pleased  with  the  progress  we  are   continuing  to  make  in
strengthening  our  operations  and  enhancing  shareholder  value.  We achieved improvements in sales and profits,  increased  total backlog,  and bolstered our competitive  position  by making  the  necessary  investments  in our  products, people,  and  infrastructure.  Sales  growth in the  Medical  Systems  Group was particularly  strong  during the  quarter,  in part  reflecting  our  success in winning some large  domestic  and  international  tenders.  While we continue to aggressively  pursue these  opportunities  there are no  assurances  that we can achieve this same level of success in future quarters. We have also improved Del
Global's  financial  position,  as  evidenced  by positive  operating  cash flow through the first nine months of fiscal 2007, an increased  cash  position,  and improved debt profile.  Recently,  we took an important  step in increasing  the liquidity of Del Global's  common stock and elevating  the Company's  profile in the investment community with the May 11th listing on the OTC Bulletin Board."

Del Global Technologies Corp.                                             Page 3
June 6, 2007

RFI

As  previously  disclosed,  on May 24,  2007 RFI was served  with a subpoena  to testify  before a grand  jury from the United  States  District  Court,  Eastern
District of New York to provide  items and records from its Bay Shore,  New York offices regarding U.S. Department of Defense contracts and a search warrant from the United States  District Court,  Eastern  District of New York was issued and executed  with  respect  to such  offices.  Del  Global  believes  it is in full compliance  with  the  quality  standards  its  customers  require  and is fully cooperating  with  investigators  to  assist  them  with  their  review.  RFI is continuing  to ship products to the U.S.  Government  as well as its  commercial customers.

INVESTOR CONFERENCE CALL

Del  Global  will host a  conference  call on  Friday,  June 8, 2007 at 11:00 am
Eastern Time / 10:00 am Central Time to discuss  these  results.  The  telephone number  to join  this  conference  call is (888)  737-9832  (Domestic)  or (706)
679-0770  (International).  A taped replay of the call will be available through
11:59 P.M. Eastern Time on June 29, 2007. Please dial (800) 642-1687  (Domestic)
or (706) 645-9291  (International) and enter the number 3372943 to listen to the replay.  In  addition,  the  conference  call  will be  broadcast  live over the
Internet  under the  "Investor  Relations"  section of Del  Global's web site at
www.delglobal.com;  click on  "Presentations  & Webcasts." To listen to the live call on the Internet,  go to the web site at least 15 minutes early to register, download  and  install  any  necessary  audio  software.  If you are  unable  to participate in the live call,  the  conference  call will be archived and can be accessed on Del Global's website for approximately five business days.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its
U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical,
military  and  other  commercial   applications.   The  company's  web  site  is
www.delglobal.com.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.:      MEDIA RELATIONS:

James A. Risher                     M. Thomas Boon
Chief Executive Officer             VP Global Sales and Marketing
(847) 288-7065                      (847) 288-7023

Mark A. Zorko                       THE EQUITY GROUP INC.
Chief Financial Officer             Devin Sullivan
(847) 288-7003                      Senior Vice President
                                    (212) 836-9608

Del Global Technologies Corp.                                                             Page 4
June 6, 2007

                           DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                               CONSOLIDATED STATEMENTS OF OPERATIONS
                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                            (UNAUDITED)

                                                 Three Months Ended           Nine Months Ended
                                               April 28,     April 29,     April 28,     April 29,
                                                  2007          2006          2007          2006
                                               ---------     ---------     ---------     ---------
Net Sales                                      $ 27,122      $ 20,804      $ 73,179      $ 59,037
Cost of Sales                                    21,097        16,302        56,408        45,586
                                               --------      --------      --------      --------

Gross Margin                                      6,025         4,502        16,771        13,451
                                               --------      --------      --------      --------

Selling, General and Administrative               3,465         3,299        10,455        10,071
Research and Development                            540           409         1,508         1,191
Litigation Settlement Costs                        --             (55)         --             445
                                               --------      --------      --------      --------

Total Operating Expenses                          4,005         3,653        11,963        11,707
                                               --------      --------      --------      --------

Operating Income                                  2,020           849         4,808         1,744

Interest Income                                      44          --              44          --
Interest Expense                                   (241)         (349)         (929)         (943)
Other Expense                                       (34)         (205)          (62)         (245)
                                               --------      --------      --------      --------

Net Income Before Income Tax Provision and
 Minority Interest                                1,789           295         3,861           556
Income Tax Provision                                733           368         2,210         1,064
                                               --------      --------      --------      --------

Net Income (Loss) Before Minority Interest        1,056           (73)        1,651          (508)
Minority Interest Expense                          --            --            --             108
                                               --------      --------      --------      --------

Net Income (Loss)                              $  1,056      $    (73)     $  1,651      $   (616)
                                               ========      ========      ========      ========

Net Income (Loss) Per Basic Share              $   0.06      $  (0.01)     $   0.12      $  (0.06)
                                               ========      ========      ========      ========

Net Income (Loss) Per Diluted Share            $   0.06      $  (0.01)     $   0.12      $  (0.06)
                                               ========      ========      ========      ========

Weighted Average Number of Common Shares
Outstanding:
    Basic                                        17,222        11,635        13,509        11,114
                                               ========      ========      ========      ========
    Diluted                                      17,577        11,635        13,808        11,114
                                               ========      ========      ========      ========

Del Global Technologies Corp.                                                Page 5
June 6, 2007

                   DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                         CONSOLIDATED SUMMARY BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    April 28, 2007    July 29, 2006
                                                    --------------    -------------

Current Assets                                          $49,943          $34,959
Total Assets                                            $64,026          $49,153

Current Liabilities                                     $27,263          $28,024
Total Liabilities                                       $36,271          $36,339

Shareholders' Equity                                    $27,755          $12,814

Common Shares Outstanding at the End of the Period      $24,057          $11,636

Book Value Per Share                                    $  1.15          $  1.10